                                                                    EXHIBIT 99.1

SUPPLEMENTAL SELECTED FINANCIAL DATA.

     The following table presents consolidated supplemental selected financial data for the Company for each of the five years in the period ended December 31, 1997. The consolidated selected financial data for the Company has been restated for all periods presented to reflect the business combinations of First Alliance Bancorp, Inc. and Premier Bancshares, Inc. on August 31, 1996, of Central and Southern Holding Company and the Company on June 23, 1997, of Citizens Gwinnett Bankshares, Inc. and the Company on December 12, 1997, of Lanier Bank & Trust Company and the Company on June 9, 1998, of Button Gwinnett Financial Corporation and the Company on July 1, 1998, and of The Bank Holding Company and the Company on July 2, 1998, all of which were accounted for as poolings of interests. In addition, the consolidated selected financial data includes the results of operations of Traditional Mortgage Corporation, Allatoona Federal Savings Bank and Interim Alliance Corporation, which were accounted for as purchase business combinations, from the respective dates of acquisition. Net income per share has been restated for all periods presented to reflect stock splits payable to shareholders of record on January 23, 1998 and March 6, 1997 as well as to conform to the requirements of Financial Accounting Standards Board ("FASB") Statement No. 128 "Earnings Per Share". This financial data is derived in part from, and should be read in conjunction with, the Supplemental Consolidated Financial Statements and the related notes thereto contained elsewhere in this report.

                                                       Years Ended December 31
                                              1997        1996       1995        1994        1993
                                          -----------------------------------------------------------
                                               (dollars in thousands except per share data)
Interest income                          $    95,857   $  80,450    $  68,544   $ 52,149   $  52,855
Interest expense                              42,782      36,811       30,823     21,653      23,224
Net interest income                           53,075      43,639       37,721     30,496      29,631
Provision for credit losses                    1,699         425          108        686       4,123
Other income                                  23,996      16,802       12,697      6,890       6,955
Other expense                                 47,927      41,317       34,403     27,068      27,608
Net income                                    18,077      13,081       10,828      6,255       3,391

Per share data:
  Net income                             $      0.74   $    0.53    $    0.44   $   0.28   $    0.15
  Net income diluted                            0.72        0.52         0.44       0.27        0.15
  Cash dividends declared                       0.15        0.18         0.06       0.03        0.04
  Book value                                    4.57        3.88         3.59       3.05        2.82

Average total equity                     $   102,955   $  92,149    $  83,534   $ 73,443    $ 67,334
Average total assets                       1,120,959     953,937      810,740    688,749     680,260
Total assets                               1,214,333   1,052,498      880,611    718,117     680,736

Securities available for sale            $   146,885   $ 184,491    $ 173,890   $145,598    $149,399
Securities held to maturity                   46,003      32,467       26,376     27,867      23,999
Loans held for sale                           62,738      26,550       27,304     27,602       4,446
Loans, net                                   793,163     619,997      502,936    417,495     378,907
Total deposits                             1,016,180     904,285      739,029    605,037     602,073
Total borrowings                              70,990      39,049       39,558     29,217       4,990
Total shareholders' equity                   113,922      96,389       89,233     74,998      69,332

Ratios:
   Net income to average assets                 1.61%       1.37%        1.34%       .91%        .50%
   Net income to average equity                17.56%      14.19 %      12.96%      8.52%       5.04%
   Dividend payout ratio                       20.27%      33.96%       13.64%     10.71%      26.67%
   Average equity to average assets             9.18%       9.65%       10.30%     10.66%       9.90%

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

                                                        1997           1996         % Change
                                                    --------------------------------------------
                                                       (dollars in thousands)
STATEMENT OF CONDITION
Assets                                                $1,214,333    $1,052,498          15.38%
Loans held for sale                                       62,738        26,550         136.30%
Loans, net                                               793,163       619,997          27.93%
Deposits                                               1,016,180       904,285          12.37%
Shareholders' equity                                     113,922        96,389          18.19%

STATEMENT OF EARNINGS
Net interest income                                  $    53,075     $  43,639          21.62%
Provision for credit losses                                1,699           425         299.76%
Other income                                              23,996        16,802          42.64%
Other expense                                             47,927        41,317          16.00%
Net income                                                18,077        13,081          38.19%

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